                             EMPLOYMENT AGREEMENT

          AGREEMENT, dated as of July 18, 1996, by and between Ronald W. Gavillet (the "Executive") and United USN, Inc., a Delaware corporation (the "Company") and, as to Sections 5(c)(iii) and 5(c)(iv) hereof only, the current shareholders of the Company listed on the signature pages hereof (the "Original Shareholders").

          WHEREAS, during the course of Executive's employment with the Company, the Executive has performed outstanding services for the Company; and

          WHEREAS, it is deemed by the Company to be in the best interests of the Company to assure continuation of Executive's employment; and

          WHEREAS, the Company and the Executive have determined to enter into this Agreement pursuant to which the Company will continue to employ the Executive on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

          1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

          2. Term. This Agreement shall become effective on the date hereof (the "Effective Date"). Unless earlier terminated as herein provided, the Executive's employment with the Company hereunder shall commence at the Effective Date and shall end on the last day of the "Term". For purposes of this Agreement, the "Term" of this Agreement shall mean the full three-year term of the Agreement, plus any extensions made as provided in this Section 2. On each anniversary of the Effective Date, the Term shall automatically be extended for an additional year unless, not later than ninety (90) days prior to any such anniversary, the Company or the Executive shall have given notice not to extend the Term. For purposes of this Agreement, the "Employment Period" (which in no event shall extend beyond the Term) shall mean the period during which Executive has an obligation to render services hereunder, as described in Section 3 hereof, taking into account any Notice of Termination (as defined in Section 6(e) hereof) which may be given by either the Company or the Executive. Nothing in this Section shall limit the right of the Company or the Executive to terminate the Executive's employment hereunder on the terms and conditions set forth in Section 6 hereof.

          3. Position and Duties. On and after the Effective Date, the Executive shall serve as Executive Vice President, External & Strategic Affairs, General Counsel and Secretary of the Company and shall have such additional duties and responsibilities as may be assigned to him by the Chief Executive Officer of the Company, provided that such duties and responsibilities are consistent with the Executive's positions as Executive Vice President, External & Strategic Affairs, General Counsel and Secretary of the Company. The Executive shall report to the Chief Executive Officer of the Company. The Executive agrees to devote substantially all his full working time, attention and energies during normal business hours to the performance of his duties for the Company, provided that the Executive may serve as a director on the boards of such companies and organizations as may be agreed upon in writing by the Board of Directors of the Company (the "Board") and the Executive.

          4. Place of Performance. The principal place of employment and office of the Executive shall be in Chicago, Illinois or such other location as may be agreed to in writing by the Executive.

          5.  Compensation and Related Matters.

              (a) Base Salary. As compensation for the performance by the Executive of his duties hereunder, the Company shall pay the Executive an annual base salary of One Hundred Eighty-five Thousand Dollars ($185,000) (such amount, as it may be increased from time to time, is hereinafter referred to as "Base Salary"). Base Salary shall be payable in accordance with the Company's normal payroll practices, shall be reviewed annually and may be increased upon such review. Base Salary, once increased, shall not be decreased.

              (b) Annual Bonus. The Executive shall be entitled to an annual bonus (the "Annual Bonus") for each calendar year which ends within the Employment Period, including, without limitation, the year in which this

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

Agreement is executed. Subject to meeting performance objectives established by the Board and approval of the Annual Bonus by the Board, the Executive's Annual Bonus shall be at least fifty percent (50%) of his then-current Base Salary. In the discretion of the Board, or its designated committee, upon the attainment of reasonable performance goals established by the Board (or such committee) in good faith, the Annual Bonus paid for any year may exceed such percentage of Base Salary. The Annual Bonus for each fiscal year which ends within the Employment Period shall be paid as soon as practicable after the end of such year, and no later than the thirtieth (30th) day immediately following the end of such fiscal year. The percentage of Base Salary which determines the Executive's Annual Bonus opportunity shall be reviewed by the Board annually and may be increased upon review by the Board. Within the ten-(10)-day period immediately following any Change in Control (as defined in Section 9 hereof), the Company shall pay the Executive a lump sum amount equal to a pro rata portion of the Annual Bonus for the year in which the Change in Control occurs, calculated by multiplying the award that the Executive would have earned for the entire year, assuming the achievement, at the target level, of any performance goals established with respect to such award, by a fraction the numerator of which shall be the number of days of employment in such year up to and including the date of the Change in Control and the denominator of which shall be three-hundred-sixty-five (365).

              (c) Stock Options. The Executive shall be entitled to participate, at a level appropriate to his positions with the Company, in any stock option plan or stock-based compensation plan which the Company maintains from time to time. The Executive already holds certain stock options ("Options") for shares of common stock of the Company ("Shares") under the Company's 1994 Stock Option Plan (the "1994 Plan"). The Company agrees that it will take such actions as are necessary (including, without limitation, amendment of the 1994 Plan and options outstanding thereunder, subject to any required consents of participants therein) to assure the following:

     (i) All Options held by the Executive shall become fully vested and exercisable and all restrictions upon any restricted Shares held by the Executive will lapse immediately prior to a Change in Control;

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

     (ii) During the Employment Period, if the Company shall at any time or from time to time raise capital by selling shares of Company stock of any class, the Executive shall have the right to purchase two-and-one-half percent (2.5%) of the shares which are being sold, upon the same terms and conditions as such shares are being sold to others;

     (iii) If one or more of the Original Shareholders (including, for purposes of this Section 5(c)(iii), their respective successors) shall sell to any Person (as defined in Section 9(b) hereof) any of their Shares in the Company under circumstances such that the sale transaction creates a Change in Control at a time (whether or not during the Employment Period) when the Executive holds Options or owns any Shares as a result of the exercise of any Option or otherwise, the Original Shareholders shall require such Person to purchase, at the Executive's election, the same percentage of the Executive's Shares (including any Shares acquired by the Executive pursuant to exercise of an Option which has become fully vested and exercisable immediately prior to the Change in Control and any Shares as to which restrictions have lapsed immediately prior to the Change in Control) as the percentage of the aggregate Shares of the Original Shareholders which is being purchased; the purchase from the Executive shall be made on the same terms and for the same consideration as the purchase from the Original Shareholders;

     (iv) If one or more of the Original Shareholders (including, for purposes of this Section 5(c)(iv), their respective successors) shall sell to any Person Shares in the Company which constitute twenty percent (20%) of the Shares outstanding on the date of such sale at a time (whether or not during the Employment Period) when no equity securities of the Company are listed and traded on a national securities exchange or on the Nasdaq National Market and when the Executive holds Options or owns any Shares as a result of the exercise of any Option or otherwise, the Original Shareholders shall require the such Person to purchase, at the Executive's election, the same percentage of the Executive's Shares as the percentage of the aggregate Shares of the Original Shareholders which is being purchased; the purchase from the Executive shall be made on the

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

     same terms and for the same consideration as the purchase from the Original Shareholders; and

     (v) Upon the occurrence during the Employment Period of any event not described in Sections 5(c)(ii) through 5(c)(iv) hereof which affects the Shares in such a way that an adjustment of the Options is appropriate in order to prevent dilution of the rights of the Executive under the Options (including, without limitation, any dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Company shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares of stock of the Company (or other securities) which may thereafter be issued in connection with future grants of options pursuant to this
     Section 5(c) and which may thereafter be issued upon exercise of the then outstanding Options and adjustments to the exercise prices of all such Options.

              (d) Expenses. The Company shall reimburse the Executive for all reasonable business expenses, subject to the applicable and reasonable policies and procedures of the Company in force from time to time.

              (e) Services Furnished. The Company shall furnish the Executive with appropriate office space and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof, such office space and other facilities and services to be furnished at the location set forth in Section 4 hereof.

              (f) Other Benefits. The Company shall provide to the Executive such employee benefit and compensation plans and arrangements and fringe benefits as are generally available to senior officers of the Company.

          6. Termination. The Executive's employment hereunder may be terminated as follows:

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

          (a) Death. The Executive's employment shall terminate upon his death. Upon such a termination, the Executive's estate or designated beneficiary, as the case may be, shall become entitled to the payments provided in Section 7(b) hereof.

          (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness (as determined by a medical doctor mutually agreed to by the Executive or his legal representative and the Company), the Executive shall have been absent from his duties hereunder on a full-time basis for either one-hundred-eighty (180) consecutive days or for an aggregate two-hundred-ten
(210) days within a consecutive two-hundred-seventy (270) day period and, within thirty (30) days after Notice of Termination is given, shall not have returned to the performance of his duties hereunder on a full-time basis ("Disability"), the Company may terminate the Executive's employment for Disability. Upon such a termination, the Executive shall become entitled to the payments provided in
Section 7(b) hereof.

          (c) Cause. The Company may terminate the Executive's employment hereunder for "Cause" (as defined in this Section 6(c)). Upon such a termination, the Executive shall become entitled to the payments provided in
Section 7(b) hereof. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the willful (or grossly negligent) and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a "Notice of Termination" by the Executive for "Good Reason", as defined in Section 6(d)(i) hereof, or during a "Window Period", as defined in Section 6(d)(ii) hereof), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties, (ii) the willful or grossly negligent engaging by the Executive in misconduct, (iii) any breach by the Executive of any of the provisions of Section 10 hereof, or (iv) the Executive's being convicted of, or pleading guilty to, a felony. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Further, unless the Executive has been convicted of, or pleaded guilty to, a felony, the Executive shall not be deemed to have been terminated for Cause without (1) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause,
(2) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (3) delivery to the Executive of a Notice of Termination from the Board finding that, in the good faith opinion of a majority of the Board, the Executive was guilty of conduct set forth above in clause (i), (ii) or (iii) of the second sentence of this Section 6(c), and specifying the particulars thereof in reasonable detail.

               (d)  Termination by the Executive.

               (i) The Executive may terminate his employment hereunder for "Good Reason", which, for purposes of this Agreement, shall mean (A) assignment of duties materially inconsistent with his status as Executive Vice President, External & Strategic Affairs, General Counsel and Secretary, or substantial adverse alteration in responsibilities, which assignment or alteration is not cured within thirty (30) days after notice from the Executive; (B) any failure of the Company to pay any compensation to Executive within thirty (30) days of the Executive's notice to Company that payment is overdue; or (C) Company's breach of a material term or condition of the Agreement, and failure to correct breach within thirty (30) days after the Executive's notice thereof (specifying in reasonable detail the particulars of such noncompliance). Upon a Good Reason termination, the Executive shall become entitled to the payments and benefits provided in Section 7(c) hereof.

               (ii) The Executive may terminate his employment hereunder without Good Reason by giving a Notice of Termination during a "Window Period", which, for purposes of this Agreement, shall mean the sixty-(60)-day period beginning with the first day following the ninety-(90)-day period which immediately follows a Change in Control. Upon a Window Period termination, the Executive shall become entitled to the payments and benefits provided in Section 7(c) hereof.

               (iii) The Executive may terminate his employment hereunder without Good Reason and outside of a Window Period, upon giving three months notice to the

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Company. In the event of such a termination, the Executive shall comply with any reasonable request of the Company to assist in providing for an orderly transition of authority, but such assistance shall not delay the Executive's termination of employment longer than six months beyond the giving of the Executive's Notice of Termination. Upon such a termination, the Executive shall become entitled to the payments provided in Section 7(b) hereof.

               (e) Notice of Termination. Any purported termination of the Executive's employment (other than termination pursuant to Section 6(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 15 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

               (f) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean the following: (i) if the Executive's employment is terminated by his death, the date of his death; (ii) if the Executive's employment is terminated pursuant to Section 6(b) hereof, thirty (30) days after the Notice of Termination is given; (iii) if the Executive's employment is terminated pursuant to Section 6(c) hereof, the date specified in the Notice of Termination; (iv) if the Executive's employment is terminated pursuant to
Section 6(d)(i) or 6(d)(ii) hereof, thirty (30) days after the Notice of Termination is given; and (v) if the Executive's employment is terminated pursuant to Section 6(d)(iii) hereof, the date determined in accordance with said Section.

               (g) Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 6(g), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier to occur of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties

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

or by the final determination of a court of law, which is not subject to appeal; provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

               (h) Compensation During Dispute. If the Date of Termination is extended in accordance with Section 6(g) hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary and Annual Bonus) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 6(g) hereof. Amounts paid under this
Section 6(h) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

          7.  Compensation During Disability or Upon Termination.

               (a) Disability Period. During any period during the Term that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to (i) receive his full Base Salary, (ii) remain eligible to receive an Annual Bonus under Section 5(b) hereof, and (iii) participate in the plans and arrangements described in Section 5(f) hereof (except to the extent such participation is not permitted under the terms of such plans and arrangements). Such payments made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

               (b) Termination other than (x) by the Company without Cause, (y) by the Executive with Good Reason, or (z) by the Executive during a Window Period. If the Executive's employment hereunder is terminated other than (x) by the Company without Cause, (y) by the

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Executive with Good Reason, or (z) by the Executive during a Window Period, then:

               (i) as soon as practicable after the Date of Termination, the Company shall pay any amounts earned, accrued or owing the Executive hereunder for services prior to the Date of Termination to the Executive (or the Executive's estate or designated beneficiary, as the case may be); and

               (ii) the Company shall have no additional obligations to the Executive (or the Executive's estate or designated beneficiary) under this Agreement except to the extent provided in Sections 5(c) and 5(d) hereof or otherwise provided in the applicable plans and programs of the Company.

               (c) Termination (x) by Company without Cause, (y) by the Executive with Good Reason, or (z) by the Executive during a Window Period. If the Executive's employment hereunder is terminated (x) by the Company without Cause, (y) by the Executive with Good Reason, or (z) by the Executive during a Window Period, then:

               (i) as soon as practicable after the Date of Termination, the Company shall pay any amounts earned, accrued or owing the Executive hereunder for services prior to the Date of Termination to the Executive;

               (ii) notwithstanding any provision of any Annual Bonus plan to the contrary, the Company shall pay to the Executive, as soon as practicable after the Date of Termination, a lump sum amount, in cash, equal to the sum of (A) any Annual Bonus which has been allocated or awarded to the Executive for a completed fiscal year preceding the Date of Termination under any Annual Bonus plan, and (B) a pro rata portion to the Date of Termination of the Annual Bonus for the year in which the Date of Termination occurs, calculated by multiplying the award that the Executive would have earned for the entire year, assuming the achievement, at the target level, of any performance goals established with respect to such award, by a fraction the numerator of which shall be the number of days of employment in such year up to and including the Date of Termination and the denominator of which shall be three-hundred-sixty-five (365); provided, however, that

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     any amount otherwise payable pursuant to this clause (B) of this Section
     7(c)(ii) shall be reduced by any pro-rated Annual Bonus payment already received by the Executive pursuant to Section 5(b) hereof with respect to the year in which the Date of Termination occurs;

               (iii) in lieu of any further salary or bonus payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as a severance payment to the Executive (in a lump sum within the ten (10) days immediately following the Date of Termination) an amount (the "Severance Amount") equal to one year's Base Salary at the Executive's highest annual Base Salary rate in effect during the Employment Period;

               (iv)  subject to the Executive's continuing compliance with
     Section 11 hereof, the Company shall pay to the Executive an amount equal to one year's Base Salary at the Executive's highest annual Base Salary rate in effect during the Employment Period; such amount shall be paid in substantially equal monthly or more frequent installments over the two-year period immediately following the Date of Termination; such installment payments shall cease upon any violation of Section 11 hereof;

               (v) the Company shall maintain in full force and effect, for the continued benefit of the Executive until the later of (x) the second anniversary of the Date of Termination or (y) the end of the Term, each "employee welfare benefit plan" (as defined in section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), other than any disability plan, in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans. In the event that the Executive's participation in any such plan is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under the plan from which his continued participation is barred;

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               (vi)  if the Date of Termination shall occur within the two (2)
     years immediately following a Change in Control, then, in lieu of Shares issuable upon exercise of the Executive's Options (which Options shall be cancelled upon the making of the payment referred to below), the Company shall pay the Executive a lump sum amount, in cash, equal to the product of
     (1) the excess of (x) the higher of the "Fair Market Value" (as defined in Section 7(d) hereof) of a Share on the Date of Termination or the highest price per Share actually paid in connection with such Change in Control over (y) the exercise price per Share of each such Option held by the Executive (whether or not then fully exercisable), times (2) the number of Shares covered by such Option;

               (vii) if the Date of Termination shall occur within the two (2) years immediately following a Change in Control, then, upon surrender by the Executive of all Shares owned outright by him and all rights which he may have to any restricted Shares, in payment for and in lieu of all such Shares, the Company shall pay the Executive a lump sum amount, in cash, equal to the product of (1) the higher of the Fair Market Value of a Share on the Date of Termination or the highest price per Share actually paid in connection with such Change in Control, times (2) the number of all such Shares (whether or not restricted) of the Executive; and

               (viii) the Company shall have no additional obligations to the Executive under this Agreement except to the extent provided in Sections 5(c) and 5(d) hereof or otherwise provided in the applicable plans and programs of the Company.

          (d) Fair Market Value. For purposes of this Agreement, if the Shares are publicly traded on any date for which the "Fair Market Value" of a Share is required by this Agreement, the "Fair Market Value" shall be the closing price of a Share on the date the Fair Market Value is to be determined, or if no sale is reported for such date, then on the next preceding date for which a sale is reported. If the Shares are not publicly traded on any date for which the Fair Market Value of a Share is required by this Agreement, the Fair Market Value shall be determined in accordance with the following procedure: The Executive and the Company shall

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each select a nationally recognized appraiser, which shall determine a value for a Share of the Company. If the higher of the two original appraisal values is not more than ten percent (10%) above the lower appraisal value, the Fair Market Value shall be the value agreed upon by the two original appraisers or, in the absence of such an agreement, the Fair Market Value shall be the average of the two original appraisal values. If the higher of the two original appraisal values is more than ten percent (10%) above the lower appraisal value, the two appraisers shall select a third nationally recognized appraiser who shall determine a Fair Market Value which shall be at least equal to the lower appraisal value and whose determination of the Fair Market Value shall be final.

          8. No Mitigation. The Executive shall not be required to mitigate amounts payable pursuant to Section 7 hereof by seeking other employment or otherwise, but any payments made or benefits provided pursuant to Section 7(c)(v) hereof shall be offset by any similar payments or benefits made available without cost to the Executive from any subsequent employment during the Term (determined immediately prior to such termination of employment).

          9.  Change in Control.

               (a) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs (i)-(iv) shall have occurred:

                    (i) any Person (as defined in Section 9(b) hereof) is or becomes the Beneficial Owner (as defined in Section 9(c) hereof), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph
     (iii) below; or

                    (ii) prior to any initial public offering, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

               (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (b) For purposes of this Agreement, "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) any of the following entities or their affiliates: BT Capital Partners, Inc., Chase Capital Partners, CIBC Wood Gundy Ventures, Inc., Hancock Venture Partners IV and Enterprises & Transcommunications, L.P.

          (c) For purposes of this Agreement, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

10.  Gross-Up Payment.

          (a) Whether or not the Executive becomes entitled to the Severance Amount, if any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

          (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 10), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

          (c) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction) plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

          (d) The payment provided in this Section 10 shall be made not later than the tenth (10th) day following the Date of Termination; provided, however, that if the amount of such payment cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in accordance with this Section 10 of the minimum amount of such payment to which the Executive is clearly entitled and shall pay the remainder of such payment (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth
(5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section 10, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

          11.  Confidentiality, Noncompetition and Nonsolicitation.
               ---------------------------------------------------

          (a) The Executive will not, during or after the Term, disclose to any entity or person any information (including, but not limited to, information about customers or about the design, manufacture or marketing of products or services) which is treated as confidential by the Company and to which the Executive gains access by reason of his position as an employee of the Company.

          (b) While the Executive continues to be an employee of the Company and for the two-year period immediately following his Date of Termination, the Executive shall not, within any geographic region of the United States of America in which the Company then conducts business or in which the Company plans to conduct business pursuant to a business strategy adopted by the Board before the Executive's termination of employment, except as permitted by the Company upon its prior written consent, (i) enter, directly or indirectly, into the employ of, or render or engage in, directly or indirectly, any services to any person, firm or corporation which directly competes with the Company with respect to any business then conducted by the Company or any business which the Company plans to enter pursuant to a business strategy adopted by the Board before the Executive's termination of employment (a "Competitor"), or (ii) become interested, directly or indirectly, in any such Competitor as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity. The ownership of up to one percent (1%) of any class of the outstanding securities of any publicly traded corporation, even though such corporation may be a Competitor, shall not be deemed as constituting an interest in such Competitor which violates clause (ii) of the immediately preceding sentence. Notwithstanding the preceding provisions of this Section 11(b), the Executive may render legal services to businesses which are directly competitive with the Company so long as the Executive, in rendering such legal services, does not violate any attorney-client privilege or any duties of confidentiality and non-disclosure owed to the Company under this Agreement, under any other agreement between the Executive and the Company, or otherwise.

          (c) While the Executive continues to be an employee of the Company and for the two-year period immediately following his Date of Termination, the Executive shall not, except as permitted by the Company upon its prior written consent, (i) attempt, directly or indirectly, to induce any employee employed by or performing services for the Company (or its affiliates) to be employed or perform services elsewhere, or (ii) solicit, directly or indirectly, the customers of the Company (or its affiliates), the suppliers of the Company (or its affiliates) or entities or individuals having other business relationships with the Company (or its affiliates) for the purpose of encouraging them to terminate (or reduce or detrimentally alter) their respective relationships with the Company (or its affiliates).

          (d) Any violation by the Executive of Section 11(a), 11(b) or 11(c) hereof occurring after the Date of Termination shall entitle the Company to cease making any payments and providing any benefits otherwise required under
Section 7(c) hereof. Additionally, the Company shall have the right and remedy to have the provisions of this Section 11 specifically enforced, including by temporary and/or permanent injunction, it being acknowledged and agreed that any such violation may cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

          12. Independence and Severability of Section 11 Provisions. Each of the rights and remedies enumerated in Section 11 hereof shall be independent of the others and shall be severally enforceable and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity. If any of the covenants contained in Section 11 hereof or if any of the rights or remedies enumerated in Section 11 hereof, or any part of any of them, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants contained in Section 11 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the authority to reduce the duration and/or area of such provision, and in its reduced form said provision shall then be enforceable.

          13. Indemnification. The Company shall indemnify the Executive to the full extent authorized by law and the Charter and By-Laws of the Company, as applicable, for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of his duties hereunder. The Executive shall be insured under the Company's Directors' and Officers' Liability Insurance Policy as in effect from time to time. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 13.

          14.  Successors; Binding Agreement.

          (a) The Company will require any purchaser of all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 14 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          15. Notices. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or received by facsimile or three
(3) days after mailing by United States certified mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

               To the Company:

               United USN, Inc.
               10 South Riverside Plaza
               Chicago, Illinois  60022

               Attention:  President

          16. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois (without regard to its principles of conflicts of laws). All references to sections of ERISA shall be deemed also to refer to any successor provisions to such sections. Payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Captions and Section headings in this Agreement are provided merely for convenience and shall not affect the interpretation of any of the provisions herein. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term shall survive such expiration.

          17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          18. Entire Agreement. This Agreement supersedes, as of the Effective Date, all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the parties hereto in respect of the subject matter contained herein, including, without limitation, the Employment Agreement between the Executive and the Company dated November 7, 1994; and any prior agreement of the parties hereto in respect of the subject matter contained herein shall be terminated and cancelled as of the Effective Date. Notwithstanding the foregoing, the Agreement concerning Ownership of Intellectual Property and Non-Competition Responsibilities between the Executive and the Company dated January 30, 1995, shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                        UNITED USN, INC.


                                        By /s/ Thomas C. Brandenburg
                                        -------------------------------
                                           Name:
                                           Title:




                                         /s/ Ronald W. Gavillet
                                        ----------------------------------
                                        Ronald W. Gavillet


                                        ----------------------------------

                                        ----------------------------------

                                        ----------------------------------
                                             Address


Signed and agreed upon, as to
Sections 5(c)(iii) and 5(c)(iv) hereof only:


BT CAPITAL PARTNERS, INC.


By: /s/ Paul S. Lattanzio
--------------------------------
   Name:
   Title:

CHASE CAPITAL PARTNERS


By: /s/ Donald J. Hofmann, Jr.
--------------------------------
   Name:
   Title:

CIBC WOOD GUNDY VENTURES, INC.


By: /s/ Richard J. Brekka
--------------------------------
   Name:
   Title:

HANCOCK VENTURE PARTNERS IV


By: /s/ William A. Johnston
--------------------------------
   Name:
   Title:

ENTERPRISES & TRANSCOMMUNICATIONS, L.P.


By: /s/ William P. Glasgow
--------------------------------
   Name:
   Title:



 /s/ Thomas C. Brandenburg
--------------------------------
Thomas C. Brandenburg


 /s/ Richard J. Brekka
--------------------------------
Richard J. Brekka


 /s/ William P. Glasgow
--------------------------------
William P. Glasgow


 /s/ Donald J. Hofmann, Jr.
--------------------------------
Donald J. Hofmann, Jr.


 /s/ William A. Johnston
--------------------------------
William A. Johnston

 /s/ Paul S. Lattanzio
--------------------------------
Paul S. Lattanzio

                                      24